Exhibit 99.2

Sanchez Energy Corporation

Unaudited Pro Forma Combined Financial Information

On March 18, 2013, Sanchez Energy Corporation (together with its consolidated subsidiaries, the “Company,” “we,” “our,” “us” or similar terms) executed a definitive agreement to purchase assets in the Eagle Ford Shale in South Texas from Hess Corporation (“Hess”) for approximately $256 million in cash, subject to customary adjustments (the “Hess acquisition”). On May 31, 2013, the Company completed the Hess acquisition for an aggregate adjusted purchase price of $281.6 million.  The effective date of the transaction was March 1, 2013.

The purchase price was funded with borrowings under the Company’s First Lien Credit Agreement, which was subsequently replaced using proceeds from a June 13, 2013 offering of the Company’s 7.75% senior notes, cash on hand, and proceeds from the Company’s private placement of the Series B Convertible Preferred Stock. The preliminary purchase price allocation for the Hess acquisition has been finalized except for the settlement of certain post-closing adjustments with the seller.  The total purchase price was allocated to the assets purchased and liabilities assumed in the Hess acquisition based upon fair values on the date of acquisition.

On September 9, 2013, the Company executed a definitive agreement to purchase assets in the Eagle Ford Shale in South Texas from Rock Oil Company, LLC (“Rock Oil”) for approximately $220 million in cash, subject to customary adjustments (the “Wycross acquisition”).  The closing of this transaction was completed on October 4, 2013 for an aggregate adjusted purchase price of $230.1 million, subject to customary post-closing adjustments to be determined.  The effective date of this acquisition is July 1, 2013.  The purchase price was funded with proceeds from the Company’s issuance of $200 million of 7.75% senior notes due 2021 with the remainder from the issuance of shares of common stock.

On September 18, 2013, the Company issued an additional $200 million in aggregate principal amount of its 7.75% senior notes due 2021 (the “Additional Notes”) in a private offering to eligible purchasers at a price to the purchasers of 96.5% of the principal amount of the Additional Notes.  The Company received net proceeds from this offering of approximately $188.8 million, after deducting the initial purchasers’ discounts and estimated offering expenses of approximately $4.2 million.  The Additional Notes were issued under the same indenture as the original senior notes issuance of $400 million on June 13, 2013, and are therefore treated as a single class of debt securities under the indenture.

Also, on September 18, 2013, the Company completed a public offering of 11,040,000 shares of common stock, at an issue price of $23.00 per share.  The Company received net proceeds from this offering of approximately $241.5 million, after deducting underwriters’ fees and offering expenses of approximately $12.4 million. Approximately $41.3 million was used to fund the purchase of the Wycross acquisition.

The following unaudited pro forma combined financial information is based on the historical consolidated financial statements of the Company adjusted to reflect the Wycross and Hess acquisitions.  The Company’s historical consolidated balance as of September 30, 2013 has been adjusted to include the pro forma effect of the Wycross acquisition as presented in Note 2 to the unaudited pro forma combined financial information.  The Company’s historical consolidated statements of operations for the year ended December 31, 2012 and the nine months ended September 30, 2013 have also been adjusted to give pro forma effect to the Wycross and Hess acquisitions as presented in Note 3 to the unaudited pro forma combined financial information.

The unaudited pro forma combined financial statements give effect to the events set forth below:

•                  The Hess acquisition completed May 31, 2013.

•                  The Wycross acquisition completed October 4, 2013.

•                  The issuance of senior notes to refinance the borrowings under the First Lien Credit Agreement to finance a portion of the Hess acquisition, and the related adjustments to interest expense.

•                  The borrowing of $200 million in aggregate principal under our 7.750% senior notes due 2021 to finance a portion of the Wycross acquisition, and the related adjustments to interest expense.

•                  Issuance of Series B Convertible Preferred Stock to finance a portion of the Hess acquisition and related adjustments to preferred dividends.

•                  Issuance of approximately 1,800,000 common shares to finance a portion of the Wycross acquisition.

The Hess acquisition is reflected in the Company’s historical consolidated balance sheet as of September 30, 2013. The unaudited pro forma combined balance sheet gives effect to the Wycross acquisition as if it occurred on September 30, 2013.  The unaudited pro forma combined statements of operations combine the results of operations of the Company for the year ended December 31, 2012 and the nine months ended September

Sanchez Energy Corporation

Unaudited Pro Forma Combined Financial Information

30, 2013 with the accounts of the properties acquired in the Wycross and Hess acquisitions, as if the Hess and Wycross acquisitions, including the issuance of the Senior Notes, issuance of approximately 1.8 million common shares, issuance of senior notes to refinance borrowings under the First Lien Credit Agreement, and issuance of Series B Convertible Preferred Stock, had occurred on January 1, 2012.

The unaudited pro forma combined financial information should be read in conjunction with the Company’s Form 10-K for the year ended December 31, 2012 and the Company’s Form 10-Q for the quarter ended September 30, 2013.

The unaudited pro forma combined financial information is for informational purposes only and is not intended to represent or to be indicative of the combined results of operations or financial position that the Company would have reported had the Hess and Wycross acquisitions been completed as of the dates set forth in this unaudited pro forma combined financial information and should not be taken as indicative of the Company’s future combined results of operations or financial position.  The actual results may differ significantly from that reflected in the unaudited pro forma combined financial information for a number of reasons, including, but not limited to, differences in assumptions used to prepare the unaudited pro forma combined financial information and actual results.

Unaudited Pro Forma Combined

Balance Sheet as of September 30, 2013

(in thousands)

		Wycross		Pro Forma		Sanchez
	Sanchez	Acquisition		Adjustments		Pro Forma
	Historical	(Note 2)		(Note 2)		Combined
ASSETS
Current assets:
Cash and cash equivalents	$479,999	$(219,067	)(a)	$(379	)(b)	$260,553
Investments	10,000	—		—		10,000
Oil and natural gas receivables	40,017	—		—		40,017
Fair value of derivative instruments	40	—		—		40
Deferred tax asset	7,520	—		—		7,520
Other current assets	739	3,038	(a)	—		3,777
Total current assets	538,315	(216,029)		(379)		321,907
Oil and natural gas properties, at cost, using the full cost method:
Unproved oil and natural gas properties	268,556	2,094	(a)	—		270,650
Proved oil and natural gas properties	868,284	213,645	(a)	—		1,081,929
Total oil and natural gas properties	1,136,840	215,739		—		1,352,579
Less: Accumulated depreciation, depletion, amortization and impairment	(98,729)	—		—		(98,729)
Total oil and natural gas properties, net	1,038,111	215,739		—		1,253,850
Other assets:
Debt issuance costs	19,869			301	(b)	20,170
Fair value of derivative instruments	423	—		—		423
Other assets	2,575	561	(a)	—		3,136
Total assets	$1,599,293	$271		$(78)		$1,599,486

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$26,779	$—		$		$26,779
Accounts payable - related entities	782	—				782
Accrued liabilities and other payables	113,057	113	(a)			113,170
Dividends payable	5,485	—				5,485
Fair value of derivative instruments	7,033	—				7,033
Total current liabilities	153,136	113		—		153,249
Long term debt	593,032	—				593,032
Deferred tax liability	3,852					3,852
Other non-current liabilities	478					478
Asset retirement obligations	3,507	158	(a)			3,665
Total liabilities	754,005	271		—		754,276
Commitments and contingencies
Stockholders’ equity:
Preferred stock	75	—				75
Common stock	464	—				464
Additional paid-in capital	863,805	—		(78	)(b)	863,727
Accumulated (deficit) retained earnings	(19,056)	—				(19,056)
Total stockholders’ equity	845,288	—		(78)		845,210
Total liabilities and stockholders’ equity	$1,599,293	$271		$(78)		$1,599,486

Unaudited Pro Forma Combined

Statement of Operations

For the Nine Months Ended September 30, 2013

						Hess		Wycross
		Hess		Wycross		Pro Forma		Pro Forma		Pro Forma		Sanchez
	Sanchez	Acquisition		Acquisition		Adjustments		Adjustments		Adjustments		Pro Forma
	Historical	(Note 3)		(Note 3)		(Note 3)		(Note 3)		(Note 3)		Combined
	(in thousands, except per share amounts)
REVENUES:
Oil sales	$171,635	$50,181		$35,420		$—		$—		$—		$257,236
Natural gas liquids sales	6,166	1,855		564		—		—		—		8,585
Natural gas sales	6,520	1,569		370		—		—		—		8,459
Total revenues	184,321	53,605	(a)	36,354	(a)	—		—		—		274,280
COSTS AND EXPENSES:
Oil and natural gas production expenses	21,098	23,942	(b)	2,278	(b)	—		—		—		47,318
Production and ad valorem taxes	10,942	2,749	(c)	1,683	(c)	—		—		—		15,374
Depreciation, depletion, amortization and accretion	76,368	—		—		—		—		32,984	(d)	109,352
General and administrative	35,564	—		—		—		—		—		35,564
Total operating costs and expenses	143,972	26,691		3,961		—		—		32,984		207,608
Operating income	40,349	26,914		32,393		—		—		(32,984)		66,672
Other income (expense):
Interest and other income	104	—		—		—		—		—		104
Interest expense	(17,613)	—		—		(4,168	)(e)	(12,187	)(g)	—		(33,968)
Realized and unrealized losses on derivatives	(13,812)	—		—		—		—		—		(13,812)
Income before income taxes	9,028	26,914		32,393		(4,168)		(12,187)		(32,984)		18,996
Income tax benefit	3,668	—		—		—		—		(3,489	)(h)	179
Net income	12,696	26,914		32,393		(4,168)		(12,187)		(36,473)		19,175
Less:
Preferred stock dividends	(13,041)	—		—		(3,413	)(f)	—		—		(16,454)
Net income allocable to participating securities	—	—		—		—		—		(118	)(i)	(118)
Net income (loss) attributable to common stockholders	$(345)	$26,914		$32,393		$(7,581)		$(12,187)		$(36,591)		$2,603

Net income (loss) per common share - basic and diluted	$(0.01)											$0.07

Weighted average number of shares used to calculate net income (loss) attributable to common stockholders - basic and diluted	33,651									1,718	(j)	35,369

Unaudited Pro Forma Combined

Statement of Operations

For the Year Ended December 31, 2012

		Hess		Wycross		Hess Pro Forma		Wycross Pro Forma		Pro Forma		Sanchez
	Sanchez Historical	Acquisition (Note 3)		Acquisition (Note 3)		Adjustments (Note 3)		Adjustments (Note 3)		Adjustments (Note 3)		Pro Forma Combined
	(in thousands, except per share amounts)
REVENUES:
Oil sales	$42,377	$96,855		$7,249		$—		$—		$—		$146,481
Natural gas liquids sales	15	3,091		113		—		—		—		3,219
Natural gas sales	766	2,024		75		—		—		—		2,865
Total revenues	43,158	101,970	(a)	7,437	(a)	—		—		—		152,565
COSTS AND EXPENSES:
Oil and natural gas production expenses	3,401	50,743	(b)	904	(b)	—		—		—		55,048
Production and ad valorem taxes	2,124	5,397	(c)	343	(c)	—		—		—		7,864
Depreciation, depletion, amortization and accretion	15,922	—		—						41,707	(d)	57,629
General and administrative	37,239	—		—		—		—		—		37,239
Total operating costs and expenses	58,686	56,140		1,247						41,707		157,780
Operating income (loss)	(15,528)	45,830		6,190						(41,707)		(5,215)
Other income (expense):
Interest and other income	74	—		—		—		—		—		74
Interest expense	(99)	—		—		(7,754	)(e)	(16,889	)(g)	—		(24,742)
Realized and unrealized losses on derivatives	(742)	—		—		—		—		—		(742)
Net loss	(16,295)	45,830		6,190		(7,754)		(16,889)		(41,707)		(30,625)
Less:
Preferred stock dividends	(2,112)	—		—		(14,626	)(f)	—		—		(16,738)
Net loss attributable to common stockholders	$(18,407)	$45,830		$6,190		$(22,380)		$(16,889)		$(41,707)		$(47,363)

Net loss per common share - basic and diluted	$(0.56)											$(1.31)

Weighted average number of shares used to calculate net loss attributable to common stockholders - basic and diluted	33,000									1,796	(j)	34,796

Notes to Unaudited Pro Forma

Combined Financial Information

Note 1. Basis of Presentation

On May 31, 2013, the Company completed the Hess acquisition for an aggregate adjusted purchase price of $281.6 million.  The effective date of the transaction was March 1, 2013.

The purchase price was funded with borrowings under the Company’s First Lien Credit Agreement, cash on hand, and proceeds from the Company’s private placement of the Series B Convertible Preferred Stock. The preliminary purchase price allocation for the Cotulla acquisition has been finalized except for the settlement of certain post-closing adjustments with the seller.  The total purchase price was allocated to the assets purchased and liabilities assumed in the Cotulla acquisition based upon fair values on the date of acquisition.

On September 9, 2013, the Company executed a definitive agreement to purchase assets in the Eagle Ford Shale in South Texas from Rock Oil Company, LLC (“Rock Oil”) for approximately $220 million in cash, subject to certain post-closing adjustments (the “Wycross acquisition”).  The closing of this transaction was completed on October 4, 2013 for an aggregate adjusted purchase price of $230.1 million, subject to post-closing adjustments to be determined.  The effective date of this acquisition is July 1, 2013.  The purchase price was funded with proceeds from the Company’s issuance of $200 million of 7.75% senior notes due 2021 and the issuance of  shares of common stock.

On September 18, 2013, the Company issued an additional $200 million in aggregate principal amount of its 7.75% senior notes due 2021 (the “Additional Notes”) in a private offering to eligible purchasers at a price to the purchasers of 96.5% of the principal amount of Additional Notes.  The Company received net proceeds from this offering of approximately $188.8 million, after deducting the initial purchasers’ discounts and estimated offering expenses of approximately $4.2 million.  The Company also received cash for accrued interest from June 13, 2013 through the date of issuance of $4.1 million.  The Additional Notes were issued under the same indenture as the original senior notes issuance of $400 million on June 13, 2013, and are therefore treated as a single class of debt securities under the indenture.

On September 18, 2013, the Company completed a public offering of 11,040,000 shares of common stock, at an issue price of $23.00 per share.  The Company received net proceeds from this offering of approximately $241.5 million, after deducting underwriters’ fees and offering expenses of approximately $12.4 million. Approximately $41.3 million was used to fund the purchase of the Wycross acquisition.

The Hess acquisition is reflected in the Company’s historical consolidated balance sheet as of September 30, 2013.  The accompanying unaudited pro forma combined balance sheet as of September 30, 2013 has been prepared to give effect to the Wycross acquisition as if it occurred on September 30, 2013 and the unaudited pro forma combined statements of operations have been prepared to give effect to the Hess and Wycross acquisitions, including the First Lien Credit Agreement and Senior Notes borrowings and the issuance of common shares discussed above, as if they had occurred on January 1, 2012.

The unaudited pro forma combined financial statements and underlying pro forma adjustments are based upon currently available information and certain estimates and assumptions made by the Company’s management; therefore, actual results could differ materially from the pro forma information.  However, management believes the assumptions provide a reasonable basis for presenting the significant effect of the Hess and Wycross acquisitions.  The Company believes the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the pro forma information.

Note 2. Unaudited Pro Forma Combined Balance Sheet

Adjustments (a) – (b) to the unaudited pro forma combined balance sheet as of September 30, 2013 are to reflect the Company’s Wycross acquisition, completed on October 4, 2013, as follows:

(a)         To record the acquisition of certain unproved and proved oil and natural gas properties and asset retirement obligation ($0.2 million liability) associated with the oil and natural gas properties acquired.

(b)         To record additional costs incurred for the issuance of the Additional Notes and the equity issued used to finance the Wycross acquisition.

Including the $11.0 million deposit previously paid and included in oil and natural gas properties as of September 30, 2013, total cash consideration for the Wycross Acquisition was $230.1 million, which includes the $220.0 million purchase price and $10.1 million in normal and customary closing adjustments.  The measurement of the fair value at acquisition date of the assets acquired as compared to the fair value of consideration transferred, adjusted for purchase price adjustments is calculated in the following table (in thousands):

Notes to Unaudited Pro Forma

Combined Financial Information

Fair Value of assets and liabilities acquired:
Oil and natural gas properties	$226,740
Other current assets	3,038
Inventory	561
Other current liabilities	(113)
Asset retirement obligation	(158)
Total fair value of assets and liabilities acquired	$230,068

Note 3. Unaudited Pro Forma Combined Statement of Operations

The unaudited pro forma combined statements of operations for the nine months ended September 30, 2013 and the year ended December 31, 2012 include adjustments to reflect the following:

(a)         Represents the increase in oil, natural gas liquids and natural gas sales resulting from the Hess and Wycross acquisitions completed during 2013.

(b)         Represents the increase in oil and natural gas production expenses resulting from the Hess and Wycross acquisitions completed during 2013.

(c)          Represents the increase in production taxes resulting from the Hess and Wycross acquisitions completed during 2013.

(d)         Represents the increase in depreciation, depletion, amortization and accretion resulting from the Hess and Wycross acquisitions completed during 2013.

(e)          Represents the pro forma interest expense and amortization of debt issuance costs related to borrowings under the Company’s First Lien Credit Agreement to fund a portion of the Hess Acquisition during 2013, calculating interest expense using 7.75% associated with the senior notes due 2021 as the senior notes replaced the First Lien Credit Agreement.

(f)           Represents the pro forma preferred stock dividends related to the Series B Convertible Preferred Stock, proceeds of which were used to fund a portion of the Hess acquisition completed during 2013.

(g)          Represents the pro forma interest expense, amortization of debt issuance costs, and accretion of debt discount related to the issuance of the $200 million 7.75% senior notes due 2021 to fund a portion of the Wycross acquisition completed during 2013.

(h)         Represents the incremental income tax expense related to the pro forma effects of combining the Company’s operations with the operations acquired in the Hess and Wycross acquisitions.

(i)             Represents the pro forma loss allocated to participating restricted stock.

(j)            Represents the pro forma weighted average shares outstanding, including 1.8 million shares of common stock issued to finance a portion of the Wycross acquisition.

Summary Pro Forma Combined

Oil, Natural Gas Liquids and Natural Gas

Reserve Data

The following tables set forth summary pro forma information with respect to the Company’s and the Hess and Wycross acquisitions’ pro forma combined estimated net proved, proved developed and proved undeveloped oil, natural gas liquids and natural gas reserves as of and for the year ended December 31, 2012.  This pro forma information gives effect to the Hess and Wycross acquisitions as if they had occurred on January 1, 2012.  Future exploration, exploitation and development expenditures, as well as future commodity prices and services costs, will affect the reserve volumes attributable to the acquired properties and the standardized measure of discounted future net cash flows.

Estimated quantities of oil, natural gas liquids and natural gas reserves as of December 31, 2012:

Summary Pro Forma Combined

Oil, Natural Gas Liquids and Natural Gas

Reserve Data

	Sanchez Historical
	Oil (mbo)	Natural Gas Liquids (mbbl)	Natural Gas (mmcf)	mboe
Balance as of December 31, 2011	5,610	—	6,418	6,680
Revisions of previous estimates	1,022	1	(245)	981
Extensions and discoveries	12,052	310	9,916	14,015
Purchase of reserves in place	—	—	—	—
Production	(418)	(1)	(301)	(469)
Balance as of December 31, 2012	18,266	310	15,788	21,207

As of December 31, 2012
Proved developed reserves	3,211	99	2,433	3,716
Proved undeveloped reserves	15,055	211	13,355	17,491

	Hess Acquisition
	Oil (mbo)	Natural Gas Liquids (mbbl)	Natural Gas (mmcf)	mboe
Balance as of December 31, 2011	10,574	1,996	19,861	15,879
Production	(945)	(142)	(1,044)	(1,261)
Balance as of December 31, 2012	9,629	1,854	18,817	14,618

As of December 31, 2012
Proved developed reserves	4,546	916	11,002	7,295
Proved undeveloped reserves	5,083	938	7,815	7,323

	Wycross Acquisition
	Oil (mbo)	Natural Gas Liquids (mbbl)	Natural Gas (mmcf)	mboe
Balance as of December 31, 2011	—	—	—	—
Extensions and discoveries	9,020	901	6,593	11,019
Production	(70)	(4)	(30)	(78)
Balance as of December 31, 2012	8,950	897	6,563	10,941

As of December 31, 2012
Proved developed reserves	1,877	205	1,479	2,328
Proved undeveloped reserves	7,073	692	5,084	8,613

	Sanchez Pro Forma Combined
	Oil (mbo)	Natural Gas Liquids (mbbl)	Natural Gas (mmcf)	mboe
Balance as of December 31, 2011	16,184	1,996	26,279	22,559
Revisions of previous estimates	1,022	1	(245)	981
Extensions and discoveries	21,072	1,211	16,509	25,034
Purchase of reserves in place	—	—	—	—
Production	(1,433)	(147)	(1,375)	(1,808)
Balance as of December 31, 2012	36,845	3,061	41,168	46,766

As of December 31, 2012
Proved developed reserves	9,634	1,220	14,914	13,339
Proved undeveloped reserves	27,211	1,841	26,254	33,427

Summary Pro Forma Combined

Oil, Natural Gas Liquids and Natural Gas

Reserve Data

The standardized measure of discounted future net cash flows relating to the combined proved oil, natural gas liquids and natural gas reserves at December 31, 2012 is as follows (in thousands):

				Sanchez
	Sanchez	Hess	Wycross	Pro Forma
Standardized Measure	Historical	Acquisition	Acquisition	Combined

Future cash inflows	$1,917,692	$1,070,505	$961,331	$3,949,528
Future production costs	(431,347)	(331,885)	(254,281)	(1,017,513)
Future development costs	(604,543)	(176,356)	(193,050)	(973,949)
Future income taxes	(181,117)	(181,257)	(179,900)	(542,274)
Discount to present value at 10% annual rate	(414,385)	(174,455)	(150,991)	(739,831)
Standardized measure of discounted future net cash flows	$286,300	$206,552	$183,109	$675,961

For the December 31, 2012 calculations in the preceding table, estimated future cash inflows from estimated future production of proved reserves were computed for oil and condensate using an unweighted twelve month West Texas Intermediate posted price of $94.71 and $102.04, respectively, for the Sanchez historical and the Hess and Wycross acquisitions. For NGLs, the average price was based on an unweighted twelve month Mt. Belvieu posted price of $43.24 and $29.25, respectively, for the Sanchez historical and the Hess and Wycross acquisitions.  For natural gas the average price was based on an unweighted twelve month Henry Hub spot natural gas price average of $2.76 and $3.19, respectively for the Sanchez historical and the Hess and Wycross acquisitions.

The following are the principal sources of change in the combined standardized measure of discounted future net cash flows (in thousands):

				Sanchez
	Sanchez	Hess	Wycross	Pro Forma
Summary of Changes	Historical	Acquisition	Acquisition	Combined

Balance, beginning of period	$133,158	$216,928	$—	$350,086

Changes in prices and costs	30,869	—	—	30,869
Revisions of previous quantity estimates	39,589	—	—	39,589
Extensions and discoveries	192,075	—	289,544	481,619
Sales of oil and gas - net of production costs	(37,633)	(45,830)	(6,190)	(89,653)
Net change in income taxes	(66,109)	6,656	(100,288)	(159,741)
Changes in development costs	8,946	—	—	8,946
Accretion of discount	13,316	21,693	—	35,009
Other - net	(27,911)	7,105	43	(20,763)
Net change	153,142	(10,376)	183,109	325,875

Balance, end of period	$286,300	$206,552	$183,109	$675,961